Exhibit 99.12C

BlackRock Health Sciences Trust
Cusip: 09250W107
Ticker: BME

Record Date	December 22, 2009
Pay Date	December 31, 2009

Distribution Amount per share	$0.384375

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.031896	8%	$0.031896	8%
Net Realized Short-Term Capital Gains	$0.352479	92%	$0.352479	92%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.384375	100%	$0.384375	100%

Average annual total return (in relation to NAV) for the inception to date ending on November 30, 2009				10.62%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2009				5.67%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2009				6.86%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2009				1.42%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BlackRock Health Sciences Trust
Cusip: 09250W107
Ticker: BME

Record Date	March 15, 2010
Pay Date	March 31, 2010

Distribution Amount per share	$0.384375

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.06133	16%	$0.03190	4%
Net Realized Short-Term Capital Gains	$0.32305	84%	$0.73685	96%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.384375	100%	$0.768750	100%

Average annual total return (in relation to NAV) for the inception to date ending on February 26, 2010				10.97%

Annualized current distribution rate expressed as a percentage of NAV as of February 26, 2010				5.53%

Cumulative total return (in relation to NAV) for the fiscal year through February 26, 2010				11.25%

Cumulative fiscal year distributions as a percentage of NAV as of February 26, 2010				2.76%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.
The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257